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                                                                    EXHIBIT 99.1

For further information contact:

Sophia Twaddell
312.751.3738
twaddels@fleishman.com
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              Insmed Incorporated Announces Access Information for
             Presentation At Prudential Vector Healthcare Conference

        Company's Presentation at Prudential Vector Healthcare Conference
                 To Be Webcast Live on November 9 at 2:15 pm EST

          Richmond, VA, November 8, 2000 - Insmed Incorporated (Nasdaq: INSM) today announced access information for investors to listen to the company's presentation at the Prudential Vector Healthcare Conference.

          The company's presentation will be delivered by Geoffrey Allan, PhD, president and CEO, and will be webcast live at 2:15 p.m. EST on Thursday,
November 9.   Institutional clients of Prudential Securities will have access through Prudential's proprietary institutional website. Members of the general public will have access to the audio webcast through Prudential Securities.com. Those wishing to listen should click on the Healthcare Conference icon for a schedule of presenting companies, then click on Insmed Incorporated to access the audio presentation. Slides of Dr. Allan's presentation will be available on the "Investor Relations" page of Insmed's website at www.insmed.com for approximately one week after the presentation.

About Insmed Incorporated

     Insmed Incorporated is a biopharmaceutical company focused on the discovery and development of pharmaceutical products for the treatment of metabolic diseases and endocrine disorders associated with insulin resistance. Further information is available at www.insmed.com.